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                                                                       EXHIBIT 3

                          REGISTRATION RIGHTS AGREEMENT

         THIS AGREEMENT is dated March 25, 1994 by and between UTI ENERGY CORP., a Delaware corporation (the "Company") and BEAR, STEARNS & CO., Inc., a Delaware corporation ("Holder").

                                   WITNESSETH:

         Holder is the record and beneficial owner of ____ shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"). Holder desires to obtain certain rights with respect to the registration of Shares under the Securities Act of 1933, as amended (the "Act") in order to facilitate the public sale and distribution of all or a part of such Shares, and the Company is willing to furnish such rights under and subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

         1. REGISTRATION RIGHTS.

                  (a) Registration of Common Stock by the Company. Until such time as the Holder no longer holds Shares that are entitled to be registered under this Agreement by virtue of subsection 1(h) hereof, whenever the Company shall propose to file a registration statement (other than on Form S-4, Form S-8 or any successor forms thereto) under the Act, or a similar document under any other statute then in effect corresponding to the Act relating to the public offering of shares of the Common Stock of the Company within the United States (a "Registration Statement"), the Company shall (i) give written notice at least thirty (30) days prior to the filing thereof to the Holder specifying the date on which the Company proposes to file such Registration Statement and advising the Holder of its right to have all or any portion of the Shares included therein, (ii) at the written request of the Holder given to the Company within fifteen (15) days after receipt of any such notice (which request shall specify the Shares intended to be sold or disposed of), include among the securities covered by such Registration Statement, the number of such Shares so requested to be included, and (iii) use its reasonable efforts to cause such Registration Statement to become effective and to remain effective for the period required to permit the public offering and sale by the Holder of the Shares covered thereby (but not for more than 180 days following the effective date thereof). However, if all or any part of the proposed registration is to be underwritten (whether on a "best efforts" or a "firm commitment" basis), the managing underwriter shall have the right to exclude Shares to the extent the inclusion of such Shares would, in the written opinion of such managing underwriter, adversely affect the successful distribution of the underwritten portion of the public offering, provided (a) during the time the Holder owns 25% or more of the issued and outstanding Common Stock of the Company, such exclusion applies on a proportional basis not only to the Shares but also to all other securities proposed to be included including those for which the Company initiated the registration and those proposed to be included by other shareholders of the Company who have the right to include securities of the Company in such registration,
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and (b) during the time the Holder owns less than 25% of the issued and outstanding Common Stock of the Company such exclusion applies on a proportional basis not only to the Shares but also to all other securities proposed to be included other than those for which the Company initiated the registration. Any exclusion of Shares shall be made pro rata among the Holder, the Company, if applicable, and other affected shareholders. The Company shall not grant registration rights to any other person after the date of this Agreement and while the Holder shall remain entitled to registration rights pursuant to this
Section 1(a). Holder acknowledges that the Company has previously granted certain registration rights in the Common Stock Purchase Warrant dated December 14, 1993 issued to UGI Corporation or its affiliates, and that such rights remain outstanding.

                  (b) Registration of Shares at the Request of a Stockholder. Until such time as the Holder no longer holds Shares that are entitled to be registered under this Agreement by virtue of subsection 1(h) hereof, whenever the Company shall receive a written request of the Holder that the Company file a Registration Statement under the Act (which request shall state the number of Shares to be registered), the Company shall promptly (and in any event within 45 days), subject to the provisions contained in the next paragraph of this Section 1(b), (i) give written notice of such request to each other shareholder having registration rights, if any, of his right to have shares then held by such shareholder included among the securities covered by such registration and offering each such other shareholder an opportunity to request in Writing to have any or all of such shareholder's shares to be so included, (ii) promptly prepare and file such Registration Statement, and (iii) use its reasonable efforts to cause the same to become effective as soon as practicable and to remain effective for the period required to permit the public offering and sale of the Shares covered thereby (but not for more than 180 days following the effective date thereof). Whenever the Company shall file a Registration Statement pursuant to this Section 1(b) in connection with an underwritten public offering by the Holder, no securities other than Shares of Holder shall be included among the securities covered by such Registration Statement to the extent the inclusion of such other securities would, in the written opinion of the managing underwriter of such offering, adversely affect the successful distribution of Holder's Shares unless the Holder shall have consented in writing to the inclusion of such other securities. The managing underwriter, if any, of any offering pursuant to this Section 1(b) shall be selected by the Holder and shall be reasonably satisfactory to the Company (Bear, Stearns & Co., Inc. being deemed reasonably satisfactory).

         At such time as Holder no longer holds Ten Percent (10%) of the outstanding shares of Common Stock and thereafter, Holder agrees that upon receipt by the Company of a written request to file a Registration Statement pursuant to this Section 1(b), the Company shall have the right, exercisable within ten (10) days after receipt of such notice by the Company's giving notice to the Holder to suspend its obligation to file such Registration Statement for a period which shall commence on the date such notice is given and continue until the earlier to occur of (x) the expiration of 60 days, or (y) the date the Company next files with the Securities and Exchange Commission a quarterly report on Form 10-Q or an annual report on Form 10-K (the "Blockage Period"). The notice from the Company must state that the Company has determined that it is in its best interests to delay filing such Registration Statement during the Blockage Period. A



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further request to file a Registration Statement pursuant to this Section 1(b)
can be made for a period of 20 days after the termination of the Blockage Period, which request the Company may not suspend. If the Company receives any request pursuant to this Section 1(b) after the end of such 20 day period then the Company may again exercise its right to suspend its obligation pursuant to this Section 1(b) during the Blockage Period by giving the notice required by the next preceding sentence. The foregoing procedures shall be repeated successively until such time as the Company complies with its obligations under the first paragraph of this Section 1(b) or it is no longer obligated to comply therewith. The Holder further agrees that the Company shall be obligated to comply only three times with the provisions contained in this subsection 1(b).

                  (c) Ancillary Company Action to be Taken in Connection with Any Registration. Whenever the Company shall include any Shares among the securities covered by a Registration Statement pursuant to Section 1(a) or file a Registration Statement pursuant to Section 1(b), the Company shall (i) comply with all applicable rules and regulations of the Securities and Exchange Commission in connection therewith, (ii) thereafter, for such period of time as shall be required in connection with the transactions contemplated thereby and permitted by applicable rules, regulations and administrative practice (but not for more than 180 days following the effective date of such Registration Statement), file such post-effective amendments and supplements thereto as shall be necessary so that neither such Registration Statement nor any related prospectus, prospectus supplement or amendment shall contain any material misstatement or omission relative to the Company or any of its assets or its business or affairs and so that such Registration Statement and prospectus, prospectus supplement or amendment will otherwise comply with all applicable legal requirements, (iii) furnish to the Holder such number of copies of such Registration Statement and any related preliminary prospectus, prospectus, post-effective amendment, supplement or similar document forming a part thereof as Holder may reasonably request) and (iv) take all action which may be necessary under the securities or Blue Sky laws of any state (except that the Company shall not be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction), and as may be reasonably requested by the Holder, to permit the public offering and sale of the Shares held by the Holder and covered by such Registration Statement.

                  (d) Conditions Precedent to Registration. Anything in this
Section 1 to the contrary notwithstanding, the Company shall not be obliged to include among the securities covered by a Registration Statement any Shares requested to be so included pursuant to Section 1(a) or file a Registration Statement pursuant to Section 1(b) unless the Holder shall theretofore have furnished the Company, in writing, all information with respect to the Holder, the Shares requested to be so included, the transaction or transactions which the Holder contemplates and each underwriter who will act in connection therewith, if any, which any law, rule or regulation requires to be disclosed therein. In addition, the obligations of the Company hereunder are subject to and conditioned upon the Holder's providing such other information and taking such action as may reasonably be requested by the Company in connection with such registration.




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                  (e) Expenses. All reasonable out-of-pocket expenses,
disbursements and fees incurred by the Company in connection with any action to be taken under Section 1(b) (including the reasonable fees and expenses of any counsel and accountants engaged by the Company and any underwriter's commissions or expenses or transfer taxes) shall be borne by the Holder. If Holder requests that Shares be included in a Registration Statement pursuant to Section 1(a), the Holder shall be responsible for any fees paid in respect of such shares to the Securities and Exchange Commission, the National Association of Securities Dealers, Inc., any securities exchange on which the Shares are listed and to any state in which the Shares are registered, together with all underwriting discounts and commissions applicable to such Shares.

                  (f) Indemnification.

                           (i) The Company shall indemnify and hold harmless the
Holder and each person, if any, who controls the Holder within the meaning of
Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and each director, officer, employee or agent of the Holder from and against any loss, claim, damage, expense, cost or liability, joint or several, and any action in respect thereof, to which the Holder, controlling person, director, officer, employee or agent may become subject, insofar as such loss, claim, damage, liability, expense, cost or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus filed by the Company pursuant to this Agreement (the "Registration Statement" and the "Prospectus") or in any amendment or supplement thereto, or which arises out of, or is based upon, the omission to state therein a material fact required to be stated therein or necessary to make the statements, therein, in light of the circumstances under which they were made not misleading, and shall promptly reimburse the Holder and each such controlling person, director, officer, employee or agent for legal and other expenses reasonably incurred, as such legal and other expenses are incurred, by the Holder or controlling person, director, officer, employee or agent in investigating or defending or preparing to defend against any such loss, claim, damage, liability, expense, cost or action; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability, expense, cost or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or the Prospectus or in any amendment or supplement thereto in reliance upon and in conformity with written information specifically relating to the Holder furnished to the Company by or on behalf of the Holder specifically for inclusion therein; and provided further that this indemnity shall not inure to the benefit of the Holder, any person controlling the Holder or any director, officer, employee or agent of the Holder on account of any loss, claim, damage, liability, expense, cost or action arising from the sale of Shares to any person by the Holder if the Holder or the Holder's agent failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Shares by the Holder to the person asserting such loss, claim, damage, liability, expense cost or action who purchased Shares that are the subject thereof from the Holder, and such delivery would have eliminated such loss, claim, damage, liability, expense, cost or action, unless such failure resulted from non-compliance by the Company with the first sentence of Section 1(c)



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hereof. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to the Holder or any controlling person, director, officer, employee or agent of the Holder. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution (as described in the Registration Statement), their officers and directors and each person who controls such person (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holder if required by the Holder.

                  (ii) The Holder shall indemnify and hold harmless the Company, any person who controls the Company and each director, officer, employee or agent of the Company from and against any loss, claim, damage, expense, cost or liability and any action in respect thereof, to which the Company or any such controlling person, director, officer, employee or agent may become subject, insofar as such loss, claim, damage, liability, expense, cost or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto or which arises out of, or is based upon, the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstance under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information specifically relating to the Holder furnished to the Company by or on behalf of the Holder specifically for inclusion therein, and shall reimburse the Company or any such controlling person, director, officer, employee or agent for any legal and other expenses reasonably incurred, as such legal and other expenses are incurred, by the Company or any such controlling person, director, officer, employee or agent in investigating or defending or preparing to defend against any such loss, claim, damage, liability, expense cost or action. The foregoing indemnity agreement is in addition to any liability which the Holder may otherwise have to the Company or any of its controlling persons, directors, officers, employees or agents. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and selling securities industry professional participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such persons specifically for inclusion in the Registration Statement or the Prospectus or any amendment or supplement thereto.

                  (iii) Promptly after receipt by an indemnified party under this Section 1(f) of notice of any claim or the commencement of any action (including, without limitation, any governmental investigation or inquiry), the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 1(f) notify the indemnifying party in writing of the claim or the commencement of the action, provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Section 1(f) except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have to an indemnified party otherwise that under this Section 1(f). If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled



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to participate therein, and, to the extent that it wishes, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 1(f) for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that an indemnified party shall have the right to employ counsel to represent it and its respective controlling persons, directors, officers, employees or agents who may be subject to liability arising out of any claim in respect of which indemnity may be sought by such indemnified party against such indemnifying party under this Section 1(f) if the employment of such counsel shall have been authorized in writing by such indemnifying party in connection with the defense of such action, or the indemnifying party shall not have promptly employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action, or if counsel for any of the indemnified parties shall have reasonably concluded that there may be defenses available to the indemnified party and its respective controlling persons, directors, officers, employees or agents which are in conflict with those available to the indemnifying party, and in that event the reasonable fees and expenses of one firm of separate counsel for the indemnified party and all such other indemnified persons (in addition to the reasonable fees and expenses of local counsel in each jurisdiction) shall be paid by the indemnifying party.

                  (iv) If the indemnification provided for in this Section 1(f) shall for any reason be unavailable to any indemnified party under Section 1(f)(i) or 1(f)(ii) hereof in respect of any loss, claim, damage, expense, cost or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, expense, cost or liability, or action in respect thereof, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Holder on the other with respect to the statements or omissions which resulted in such loss, claim, damage, expense, cost or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Holder on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, cost or liability, or action in respect thereof, referred to above in this Section 1(f)(iv) shall be deemed to include, for purposes of this Section 1(f)(iv), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. If an indemnifying party assumes the defense of any action, such indemnifying party may not settle any such action without the written consent of the indemnified party unless such settlement



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includes a complete release of the indemnified party in respect of all claims made against such indemnified party.

                  (v) The agreements contained in this Section 1(f) shall survive the sale of Shares and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

         (g) Listing of Shares. At any time as any shares of Common Stock are listed on a national securities exchange or designated as a national market system security by the National Association of Securities Dealers, Inc. ("NASD"), or otherwise listed on the NASD automated quotation system, and a Registration Statement filed pursuant to Section 1(a) or (b) has been declared effective, the Company will promptly obtain and maintain the approval for listing of each such exchange or system, as the case may be, of the Shares included in such Registration Statement.

         (h) Excluded Shares. Any Shares shall cease to be entitled to the benefits of the provisions of this Section 1 when (i) a Registration Statement covering such Shares has been declared effective and they have been disposed of pursuant to such effective Registration Statement, (ii) they are distributed to the public pursuant to Rule 144A under the Act, or (iii) they have been otherwise transferred by the Holder.

         (i) Holdback. The Holder agrees, to the extent required by applicable law, not to effect any public sale or distribution of Shares, or any securities convertible into or exchangeable or exercisable for such Shares, during the five business days prior to, and during the 90 day period following, the effective date of any Registration Statement including Shares (except as part of such registration), if and to the extent timely notified in writing by the Company, in the case of a non-underwritten public offering, or by the managing underwriter, in the case of an underwritten public offering. The Company agrees not to effect any public sale or distribution of Common Stock, any securities similar to the Shares, or convertible into or exchangeable or exercisable for such securities during the five business days prior to, and during the 90 day period following, the effective date of any Registration Statement in which the Holder is participating pursuant to Section 1 (except as part of such registration and except pursuant to a registration on Form S-4 or Form S-8, or any successor to such forms) and that any agreement entered into after the date hereof pursuant to which the Company issues or agrees to issue any privately placed securities similar to those being registered shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in the prior sentence, in each case including a sale pursuant to Rule 144 or 144A under the Act (except as part of any such registration, if permitted).

         (j) Other Covenants of the Company. In connection with the sale of any Shares the Company shall:

                  (i) use its reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to



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its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first day of the Company's first fiscal quarter after the effective date of any Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Act;

                  (ii) provide a transfer agent and registrar for all Shares covered by each Registration Statement not later than the effective date of such registration statement;

                  (iii) enter into such agreements (including an underwriting agreement in customary form) and take such other actions as the Holder shall reasonably request in order to expedite or facilitate the disposition of Shares;

                  (iv) use its reasonable best efforts to obtain an opinion from the Company's counsel and a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by such opinions and "cold comfort" letters as the Holder shall reasonably request;

                  (v) make available for inspection by the Holder, by each underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by the Holder or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by the Holder or any such underwriter, attorney, accountant or agent in connection with such registration statement; provided, however, that Holder or any underwriter to whom such information is disclosed shall in writing agree to use information furnished solely in connection with the contemplated public offering of Shares; and

                  (vi) permit the Holder to participate in the preparation of each Registration Statement and include therein material, furnished to the Company in writing, which in the judgment of the Holder, subject to the consent of the Company (which shall not be unreasonably withheld), should be included.

         2. ASSIGNMENT; BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         3. ENTIRE AGREEMENT; MODIFICATION. This Agreement constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior or contemporaneous understandings, negotiations and agreement of the parties concerning such subject matter. This Agreement may be modified only in a writing signed by the parties hereto specifically stating an intent to modify this Agreement.

         4. GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted in accordance with the substantive laws of the State of New



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York applicable to contracts made and to be performed within that State, without giving effect to conflicts of law principles.

         5. NOTICE. Any notice, request or other communication required or permitted to be given pursuant to this Agreement shall be in writing and shall be (a) mailed by U.S. Express Mail or U.S. Certified Mail, in either case Return Receipt Requested, (b) delivered by recognized overnight courier such as Federal Express, or (c) hand delivered to the party to whom addressed at the following addresses:

         if to the Company,         UTI Energy Corp.
                                    Suite 112, 485 Devon Park Drive
                                    Wayne, PA  19087

                                    Attn:  Vaughn Drum, President;

         with a copy to:            Montgomery, McCracken, Walker & Rhoads
                                    Three Parkway - 20th Floor
                                    Philadelphia, PA  19102

                                    Attn:  Baldo M. Carnecchia, Jr., Esquire;

         if to the Holder,          Bear, Stearns & Co. Inc.
                                    245 Park Avenue
                                    New York, NY  10167

                                    Attn:  Richard Metrick;

         with a copy to:            Weil, Gotshal & Manges
                                    767 Fifth Avenue
                                    New York, NY  10153

                                    Attn:  Dennis J. Block, Esquire;

or at such other address as may be designated by a party in writing. All written communications shall be deemed effective upon the earlier of the actual receipt thereof by the addressee or the expiration of two business days from the date such communication is placed in the hands of the post office, a recognized overnight courier, or a messenger service.




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         IN WITNESS WHEREOF, this Agreement has been executed by the parties the day and year first above written.

                                      UTI ENERGY CORP.


                                      By:  /s/ Anthony Mendicino
                                           -------------------------------------



                                      BEAR, STEARNS & CO. INC.


                                      By: /s/ Richard Metrick
                                          --------------------------------------




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